UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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IKONICS CORPORATION
(Name of Registrant as Specified In Its Charter)

TERAWULF INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

TeraWulf Inc. Raises Approximately $200 Million to Strengthen Capital Structure
in Advance of Public Listing

Expects to Deploy Capital to Achieve 6 exahash per second of Mining Capacity by Second Half of 2022

EASTON, Maryland — December 2, 2021 — TeraWulf Inc. (“TeraWulf”), which was formed to own and operate fully integrated environmentally clean bitcoin mining facilities in the United States, today announced that it has raised approximately $200 million in debt and equity financing from a group of leading institutional and individual investors. TeraWulf noted that the additional capital raised is expected to enable it to achieve 6 exahash per second, or 200 megawatts, of mining capacity by the second half of 2022.

As part of the debt and equity financing, TeraWulf entered into an approximately $123.5 million three-year senior secured term loan and issued to the lenders newly issued shares of TeraWulf’s common stock. In addition, TeraWulf entered into subscription agreements with investors to purchase newly issued shares of TeraWulf’s common stock in private placement transactions for an aggregate purchase price of approximately $76.5 million. The issuance of these newly issued shares was made pursuant to an exemption from the registration requirements of the Securities Act.

“TeraWulf’s ability to raise private capital underscores the attractiveness of bringing a new paradigm for cryptocurrency mining to the public markets,” said Paul Prager, Chairman and Chief Executive Officer of TeraWulf. “Due to our seasoned team’s energy infrastructure expertise, we expect to be able to quickly deploy capital as we build a mining operation bigger than any other currently public bitcoin mining company and maintain attractive bitcoin mining economics. We look forward to building on our core ESG focus and pursuing our goal of producing bitcoin powered by 100% zero-carbon energy.”

Mr. Prager continued, “We believe our flexible covenant structure is unique in the bitcoin mining industry, allowing us to operate and scale the business free of restrictions while concentrating on executing our plan. In addition, the $76.5 million of common equity raised in conjunction with the debt demonstrates investor confidence in our team, TeraWulf’s strategic positioning and the growth opportunities ahead of us.”

TeraWulf previously announced it expects to become a Nasdaq-listed public company through a business combination with IKONICS Corporation (Nasdaq: IKNX) (“IKONICS”), a Duluth, Minnesota imaging technology company. Subject to approval by IKONICS’s shareholders and the satisfaction of other customary closing conditions, the business combination is expected to be completed during the week of December 13, 2021. Concurrent with the completion of the business combination, Telluride Holdco, Inc., the ultimate parent company of TeraWulf and IKONICS following the completion of the business combination, is expected to be renamed “TeraWulf Inc.”, and its shares of common stock are expected to be listed on The Nasdaq Stock Market LLC under the trading symbol “WULF.” A special meeting of IKONICS’s shareholders to vote on the business combination is scheduled to be held virtually at 8:00 a.m., central time, on December 10, 2021.

Additional information with respect to the debt and equity financing is available in the Current Report on Form 8-K filed by IKONICS with the U.S. Securities and Exchange Commission (the “SEC”).

Paul Weiss, Rifkind, Wharton & Garrison LLP is serving as legal advisor and Moelis & Company LLC acted as exclusive placement agent to TeraWulf in connection with the debt and equity financing.

About TeraWulf

TeraWulf was formed to own and operate fully integrated environmentally clean bitcoin mining facilities in the United States. TeraWulf will generate domestically produced bitcoin powered by nuclear, hydro and solar energy.

For more information on TeraWulf, please visit www.TeraWulf.com or follow @TeraWulfInc on Twitter.

Additional Information and Where to Find It; Participants in the Solicitation; Non-Solicitation

In connection with the proposed business combination, Telluride Holdco, Inc. (“Holdco”), a wholly owned subsidiary of IKONICS, filed a registration statement on Form S-4 with the SEC on July 30, 2021 (as amended, the “Registration Statement”).  The Registration Statement includes a proxy statement of IKONICS and a prospectus of Holdco, which was declared effective by the SEC on November 12, 2021.  A copy of the definitive proxy statement/prospectus was sent to IKONICS’s shareholders seeking certain approvals related to the proposed business combination.

The information contained in this press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination and does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SECURITY HOLDERS OF IKONICS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IKONICS AND THE PROPOSED BUSINESS COMBINATION. Investors and security holders will be able to obtain a copy of the Registration Statement, including the proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about IKONICS and the proposed business combination, without charge, at the SEC’s website at http://www.sec.gov. Copies of documents filed with the SEC by IKONICS will be made available, without charge, at www.ikonics.com/investor-relations.

IKONICS’ directors and executive officers are deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed business combination. Information regarding the names of such persons and their respective interests in the proposed business combination, by securities holdings or otherwise, are set forth in the definitive proxy statement included within the Registration Statement filed with the SEC. To the extent IKONICS’s directors and executive officers or their holdings of IKONICS’s securities have changed from the amounts disclosed in those filings, to IKONICS’s knowledge, such changes have been reflected on initial statements of beneficial ownership on

Form 3 or statements of change in beneficial ownership on Form 4 on file with the SEC. These materials are (or, when filed, will be) available, without charge, at http://www.Ikonics.com/investor-relations.

Forward-Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of TeraWulf and IKONICS, are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended. Statements and expectations regarding the proposed business combination and the combined company are “forward looking statements.” In addition, words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside TeraWulf’s or IKONICS’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: (1) risks related to the consummation of the proposed business combination, including the risks that (i) the proposed business combination may not be consummated within the anticipated time period, or at all, (ii) IKONICS may fail to obtain stockholder approval of the proposed business combination, (iii) other conditions to the consummation of the proposed business combination pursuant to the merger agreement may not be satisfied and (iv) the proposed business combination may involve unexpected costs, liabilities or delays; (2) risks related to the failure to obtain approval to list Holdco’s shares on The Nasdaq Stock Market LLC; (3) risks related to the inability to recognize the anticipated benefits of the proposed business combination; (4) risks related to the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the proposed business combination and instituted against any party to the merger agreement and others; and (5) other economic, business, competitive, legal and/or regulatory factors relating to the proposed business combination. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither TeraWulf nor IKONICS assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

TeraWulf

Michael Freitag / Joseph Sala / Lyle Weston

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449